EXHIBIT 10.3

Execution Version

SECOND AMENDMENT TO DECEMBER MATURITY COMMUNITY BANK CREDIT AGREEMENT

    THIS SECOND AMENDMENT TO DECEMBER MATURITY COMMUNITY BANK CREDIT AGREEMENT (this “Amendment”), is made and entered into as of February 9, 2021, by and among TENNESSEE VALLEY AUTHORITY, a wholly-owned corporate agency and instrumentality of the United States (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and TRUIST BANK (as successor by merger to SUNTRUST BANK), in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”). Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain December Maturity Community Bank Credit Agreement dated as of December 12, 2016 (as amended by that certain First Amendment to December Maturity Community Bank Credit
Agreement, dated as of December 11, 2018, and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”) pursuant to which the Lenders have made certain financial accommodations available to the Borrower;
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.Amendments to the Credit Agreement.
(a)Title of Credit Agreement. The title of the Credit Agreement is hereby amended from “December Maturity Community Bank Credit Agreement” to “February Maturity Community Bank Credit Agreement”. The references to “December Maturity Community Bank Credit Agreement” in the cover page, the title, the preamble, the definition of “Agreement”, the signature page, and Exhibits 2.02, 2.10, 2.15, 2.16, 4.01A-1, 4.01A-2, and 10.06 of the Credit Agreement shall hereby be amended to refer to “February Maturity Community Bank Credit Agreement”.
(b)Amendments to Sections 1.01 – Additional Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the correct alphabetical order:

Execution Version

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR or another rate based on SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for Dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero percent, the Benchmark Replacement will be deemed to be zero percent for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate for Loans denominated in Dollars with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to: (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate for Loans denominated in Dollars with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate for Loans denominated in Dollars with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate for Loans denominated in Dollars:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of

Execution Version

the LIBOR Rate for Loans denominated in Dollars permanently or indefinitely ceases to provide the LIBOR Rate for Loans denominated in Dollars; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate for Loans denominated in Dollars:
(1) a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate for Loans denominated in Dollars announcing that such administrator has ceased or will cease to provide the LIBOR Rate for Loans denominated in Dollars, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate for Loans denominated in Dollars;
(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate for Loans denominated in Dollars permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate for Loans denominated in Dollars; or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate in effect announcing that the LIBOR Rate for Loans denominated in Dollars is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate

Execution Version

for Loans denominated in Dollars and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for Loans denominated in Dollars for all purposes hereunder in accordance with Section 3.03(a) and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for Loans denominated in Dollars for all purposes hereunder pursuant to Section 3.03(a).

“BHC Act Affiliate” has the meaning specified in Section 10.22.
“Covered Entity” has the meaning specified in Section 10.22.
“Covered Party” has the meaning specified in Section 10.22.
“Default Right” has the meaning specified in Section 10.22.
“Early Opt-in Election” means the occurrence of:
(a)(1)(a) a determination by the Administrative Agent or (b) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.13(b), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate for Loans denominated in Dollars, and
(2)(a) the election by the Administrative Agent or (b) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“QFC” has the meaning specified in Section 10.22.
“QFC Credit Support” has the meaning specified in Section 10.22.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” means with respect to any day the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of

Execution Version

the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Supported QFC” has the meaning specified in Section 10.22.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.22.

(c)Amendment to Definition of “Maturity Date”. The definition of “Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
    “Maturity Date” means February 9, 2024; provided, however, that if such date is not a Business Day, the Maturity Date shall be the preceding Business Day.

(d)Amendment to Section 3.03. Section 3.03 of the Credit Agreement is hereby amended by adding a new clause (a) to the end of such Section to read as follows:
(a)     Successor LIBOR Rate.
(i)     Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Rate for Loans denominated in Dollars with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR Rate for Loans denominated in Dollars with a Benchmark Replacement pursuant to this Section 3.03(a) will occur prior to the applicable Benchmark Transition Start Date.

Execution Version

(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period, provided that the failure to give such notice under this clause (iii) shall not affect the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(a), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(a).
(iv)    Benchmark Unavailability Period. Upon the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans denominated in Dollars to be made, converted or continued during such Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, (i) the obligation of the Lenders to make or maintain LIBOR Rate Loans denominated in Dollars shall be suspended, (ii) any request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans denominated in Dollars shall be ineffective and will be deemed to have been a request for a Borrowing of or conversion to Base Rate Loans, and (iii) the component of the adjusted LIBOR Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.

(e)Amendment to Article X. A new section 10.22 is hereby added to the Credit Agreement to read as follows:

Execution Version

Section 10.22. QFC Provisions.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 10.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12

Execution Version

C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
2.Commitment Increase.
    (a)    Each of the undersigned Lenders acknowledges and agrees that the “Commitment, Post Amendment” column on Schedule 2.01 sets forth its Commitment under the Credit Agreement immediately after giving effect to this Amendment and agrees to any increase in its Commitment (if any) in connection with this Amendment from its Commitment immediately prior to the effectiveness of this Amendment.
    (b)    On the date hereof, (i) all applicable Obligations shall be amended and modified as provided herein, (ii) the Commitments of each of the Lenders shall be reallocated among the Lenders in accordance with their respective Commitments, as set forth opposite such Lender’s name on Schedule 2.01 attached hereto under the heading “Commitment, Post Amendment”, and in order to effect such reallocations, all requisite assignments shall be deemed to be made in amounts from each Lender to each Lender, with the same force and effect as if such assignments were evidenced by an Assignment and Acceptance but without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which such requirements are hereby waived), and (iii) each assignee Lender shall make full cash settlement with each corresponding assignor Lender, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to all such assignments and reallocations.
3.Certain Other Agreements.
The increase in the Commitments of any Lender under this Amendment is made pursuant to Section 2.15 of the Credit Agreement.

4.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the following condition precedents are satisfied:

(a)The Administrative Agent shall have received:

(i)     (A) Executed counterparts to this Amendment from the Borrower and the Lenders and (B) in the case of any Joining New Lender (as defined below), any

Execution Version

additional documents required to be delivered by such Joining New Lender pursuant to Section 14 of this Amendment;

(ii)    a promissory note executed by the Borrower in favor of each Lender that has requested a Note;

(iii)    A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of each employee of the Borrower who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of the Borrower, (B) the bylaws (or equivalent organizational document) of the Borrower as in effect on the date of such certification, and (C) all resolutions of the Borrower approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party; and

(iv)    Written opinions (addressed to the Administrative Agent and the Lenders and dated the date hereof) of counsel for the Borrower, substantially in the form of the opinions originally delivered in connection with the Credit Agreement;

(b)The representations and warranties contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct;

(c)No Default or Event of Default shall have occurred and be continuing;

(d)The Administrative Agent, the L/C Issuer and each of the Arrangers, as the case may be, shall have received all costs, fees, expenses and other compensation then payable to the Administrative Agent, the applicable Arranger and the Lenders;

(e)The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced (in reasonable detail) prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent); and

(f)Each Joining New Lender shall have received all documentation and other information it requires with respect to the Borrower and the Guarantors that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

5.Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent:

Execution Version

(a)    The Borrower (i) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(b)    The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary organizational action;

(c)    The execution, delivery and performance by the Borrower of each Loan Document have been duly authorized by all necessary action, and do not (a) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or any of its properties or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (b) violate any Law (including, without limitation, the TVA Act and Regulation U or Regulation X issued by the FRB);

(d)    This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(e)    After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

6.Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America. The foregoing notwithstanding, to the extent the following defenses would be available to the Borrower under federal law, then such defenses shall be available to the Borrower in connection with this Amendment: (i) non-liability for punitive damages, (ii)

Execution Version

exemption from anti-trust laws, (iii) the Borrower cannot be contractually bound by representation of an employee made without actual authority, (iv) presumption that government officials have acted in good faith and (v) limitation on the application of the doctrine of equitable estoppel to the government. For the avoidance of doubt, the Credit Agreement, as amended by this Amendment, shall continue to be governed by Section 10.15, Governing Law; Jurisdiction; Etc., and not by Section 7, Governing Law, of this Amendment.

8.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9.Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

13.Commitment Schedule. As of the date hereof, Schedule 2.01 of the Credit Agreement is as set forth in Exhibit A attached hereto.

14.Joining New Lenders.

(a)Each Lender not party to the Credit Agreement prior to the date hereof (each, a “Joining New Lender”) that executes and delivers a signature page to this Amendment hereby consents to the matters set forth in this Amendment and agrees to be bound by the provisions of this Amendment and the Credit Agreement in its capacity as a Lender as if originally a party thereto.

(b)By executing and delivering this Amendment, each Joining New Lender: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii)  from and after the date hereof, it shall be bound by the provisions of the Credit Agreement and the other Loan

Execution Version

Documents as a Lender and, to the extent of its commitment, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other Loan Documents, documents and information as it has deemed appropriate, to make its own credit analysis and decision to enter into this Amendment, (iv)  it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment, (v) it has provided to the Administrative Agent and Borrower any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it, and (vi) it has delivered to the Administrative Agent and the Borrower any other documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Joining New Lender; (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c)Upon (i) the execution of a counterpart of this Amendment by any Joining New Lender, the Administrative Agent, the Borrower and the other Loan Parties and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, such Joining New Lender shall become a Lender under the Credit Agreement, effective as of the date hereof.

[Signature Pages To Follow]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by its authorized representative as of the day and year first above written.

                            BORROWER:

                            TENNESSEE VALLEY AUTHORITY

                            By: /s/ Mary Nell Pruitt
                             Name: Mary Nell Pruitt
                             Title: Director, Treasury Management

Execution Version

LENDERS:

TRUIST BANK, as successor by merger to SUNTRUST BANK, individually and as Administrative Agent

By: /s/ Eric M. Anderson
Name: Eric M. Anderson
Title: Sr. Vice President

TRUIST BANK, formerly known as BRANCH BANKING & TRUST COMPANY, as L/C Issuer and as a Lender

By: /s/ R. Andrew Beam
Name: R. Andrew Beam
Title: Senior Vice President

Execution Version

FIRST NATIONAL BANK,
as a Lender

By: /s/ Jim Tompkins
                             Name: Jim Tompkins
                             Title: Vice President

Execution Version

FIRST HORIZON BANK,
as a Lender

By: /s/ Tiffany E. Gardner
                             Name: Tiffany E. Gardner
                             Title: Senior Vice President

Execution Version

SMARTBANK,
as a Lender

By: /s/ Andy Carey
                             Name: Andy Carey
                             Title: 1st VP & Relationship Mgr

Execution Version

REGIONS BANK,
as a Lender

By: /s/ Tedrick Tarver
                             Name: Tedrick Tarver
                             Title: Director

Execution Version

PINNACLE BANK,
as a Lender

By: /s/ Rob Masengill
                             Name: Rob Masengill
                             Title: Senior Vice President

Execution Version

HOMETRUST BANK,
as a Lender

By: /s/ William R. Coleman III
                             Name: William R. Coleman III
                             Title: Senior Vice President

UNITED COMMUNITY BANK,
as a Lender

By: /s/ Jeff Wilson
                             Name: Jeff Wilson
                             Title: Vice President
WORKAMER\37658728.v8

SCHEDULE 2.01
COMMITMENTS AMOUNTS

Lender	Commitment, Post Amendment	Commitment Percentage, Post Amendment
Truist Bank (as successor by merger to SunTrust Bank)	$15,500,000.00	10.3%
Truist Bank (fka Branch Banking & Trust Company)	$37,500,000.00	25.0%
United Community Bank	$25,000,000.00	16.7%
Regions Bank	$20,000,000.00	13.3%
Pinnacle Bank	$20,000,000.00	13.3%
First Horizon Bank	$10,000,000.00	6.7%
SmartBank	$10,000,000.00	6.7%
HomeTrust Bank	$10,000,000.00	6.7%
First National Bank	$2,000,000.00	1.3%
Total	$150,000,000.00	100.0%